Exhibit 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

     I HEREBY CONSENT to the inclusion of my name in the Form SB-2/A-1 Registration Statement and the inclusion of my opinion in Exhibit 5.1 of the Form SB-2 Registration Statement, filed with the Securities and Exchange Commission as attorney for the registrant, Anvil Forest Products Inc.

     DATED this 25th day of October, 2007.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak